Exhibit 31.03

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, David Sturgeon, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Central European Media Enterprises Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David Sturgeon
David Sturgeon
Chief Financial Officer
(Principal Financial Officer)
April 27, 2020